                           EXHIBIT 21

                 SUBSIDIARIES OF THE REGISTRANT
                 ------------------------------




DeVry Inc.:

     Subsidiaries:            DeVry University, Inc.

                              DeVry New York, Inc.

                              DeVry Leasing Corp.

                              DeVry Educational Products, Inc.

                              Dominica Management Inc.

                              Ross University Services, Inc. <1>

                              International Education Holdings,
                              Inc. <2>

                              Becker CPA Review Corp.

                              Becker CPA Review, Inc. <3>

                              Becker CD, LLC <3>

                              DeVry/Becker Educational
                              Development Corp.

                              Newton Becker Limited <4>, a Hong
                              Kong Corporation

                              Becker CPA Review Limited <4>, an
                              Israeli Corporation








__________________

    <1> Subsidiary of Dominica Mgmt. Inc.
    <2> 1% owned by DeVry Inc. and 99% owned by Ross University
        Services Inc.
    <3> Subsidiary of Becker CPA Review Corp.
    <4> Subsidiary of DeVry/Becker Educational Development Corp.

DeVry University, Inc.:

     Subsidiaries:            DeVry Educational
                              Development Corp., a Delaware
                              Corporation

                              DeVry Canada, LLC, Delaware

                              DeVry North American Holdings,
                              Inc. <5>, a Canadian Corporation

                              DeVry Colorado, LLC

                              DeVry Florida, LLC

                              DeVry Institute of Technology,
                              Inc., a Delaware Corporation

                              Missouri Institute of Technology,
                              Inc., a Missouri Corporation

                              Provost & Associates, Inc., an
                              Illinois Corporation






International Education
Holdings, Inc.:

     Subsidiaries:            Global Education
                              International, a Barbados
                              Corporation

                              Ross University Management, Inc. <6>,
                              a St. Lucia Corporation

                              Ross University School of
                              Medicine <7> a Dominica Corporation

                              Ross University School of
                              Veterinary Medicine <7>, a St. Kitts
                              Corporation






__________________

    <5> Subsidiary of DeVry Canada, LLC
    <6> Subsidiary of Global Education International
    <7> Subsidiary of Ross University Management, Inc.